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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 24, 2002


                  Physician Healthcare Plan of New Jersey, Inc.
             (Exact Name of Registrant as Specified in its Charter)


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
         New Jersey                 000-22719                        22-3273637
         ----------                 ---------            ------------------------------------
(State of Incorporation)     (Commission File Number)    (I.R.S. Employer Identification No.)
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            c/o The Pace Group, Inc.
            202 Courtney Lane
            McKinney, Texas                                   75071
            ----------------------------------------------------------
            (Address of Principal Executive Offices)        (Zip Code)


        Registrant's Telephone Number, Including Area Code: 972/562-3979


                                       N/A
          ------------------------------------------------------ ----
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On December 12, 2002, the Company held a special meeting of shareholders at which time the Company's Plan of Dissolution and Liquidation was approved and adopted by the Company's shareholders. A copy of the Plan of Dissolution and Liquidation was included in the Company's Proxy Statement on
Schedule 14A filed with the Securities and Exchange Commission on November 13, 2001.

         On June 21, 2002, the New Jersey Department of the Treasury, Division of Taxation, issued the Company a tax clearance certificate. The tax clearance certificate indicated that the Company had paid or provided for the payment of all State taxes, fees, penalties and interest levied upon or asserted against the Company by the State of New Jersey. Receipt of the tax clearance certificate was the final regulatory precondition to the Company's filing of its Certificate of Dissolution with the New Jersey Division of Revenue.

         On June 24, 2002, the Company filed its Certificate of Dissolution with the New Jersey Division of Revenue, and the Division of Revenue accepted the filing on that date.

         Beginning June 29, 2002 and on July 6, 2002 and July 13, 2002, the Company will publish notice of its dissolution in The Star-Ledger, which, as required by New Jersey law, is a newspaper of general circulation in the county where the registered office of the Company is located. The notice of dissolution will also state that creditors of the Company should present written proof to the Company of any claims they may have against the Company on or prior to December 31, 2002 (which, as required by New Jersey law, is not less than six months from the date of the first publication of the notice). Absent extraordinary circumstances, a creditor that does not file its claim by December 31, 2002 will be barred from suing on the claim.

         The Company will not make liquidating distributions to its shareholders any earlier than December 31, 2002. Liquidating distributions will be made pro-rata to the holders of the outstanding shares of the Company as of the distribution date; provided that the Company may make adequate provision for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company. Other than obligations to its service providers, which will be paid in full prior to the date that liquidating distributions are made, the Company is not aware of, and has no reason to believe that it has, any obligations to any other parties.

         Until the liquidating distributions are made, the Company's assets, consisting primarily of cash, cash equivalents and short-term investments, are being held in investment accounts pursuant to an investment management arrangement with a commercial bank. These assets now include $350,000, which had previously been held in a custodial account at the request of the New Jersey Department of Banking and Insurance (NJDOBI). NJDOBI required the custodial account in order to assure itself that the Company would be able to satisfy any liabilities that might accrue to the Company after the Company's surrender to NJDOBI on March 7, 2001 of its Certificate of Authority to operate as a health-maintenance organization. NJDOBI authorized the release of the funds in the custodial account to the Company's general funds earlier this month.

         The Company presently has no employees. Contract personnel are providing all services
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necessary for the dissolution and liquidation of the Company.

         This report includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in business and/or regulatory factors. More detailed information about these factors may be found in the Company's filings with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PHYSICIAN HEALTHCARE PLAN
                                 OF NEW JERSEY, INC.

Date:  June 25, 2002             By:  /s/ Karen A. Miller
                                     -----------------------------------
                                 Karen A. Miller, Acting Chief Executive Officer